Finisar Corporation Announces Results for Fourth Quarter and Fiscal Year Ended April 30, 2004

SUNNYVALE, CA -- 06/03/2004 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its fourth quarter and fiscal year ended April 30, 2004.

Finisar plans to review its fourth quarter results and discuss its current outlook for fiscal 2005 during its conference call for investors at 5:00 p.m. EDT (2:00 p.m. PDT) today, June 3, 2004. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

Total revenues in the fourth quarter of fiscal 2004 of $57.0 million were up 23% on a sequential basis from $46.4 million in the third quarter and 43% from $39.8 million in the fourth quarter of the prior year. Total revenues from the sale of optical subsystems of $48.7 million in the fourth quarter were up 19% on a sequential basis from $40.7 million in the third quarter and 46% from $33.4 million in the fourth quarter of the prior year. Sales of network test and monitoring systems of $8.3 million in the fourth quarter were up 47% on a sequential basis from $5.7 million in the third quarter and 31% from $6.4 million in the fourth quarter of the prior year.

Revenues in the fourth quarter included approximately $6.7 million related to inclusion of two months of operations of the VCSEL Fiber Optics Business acquired from Honeywell on March 2, 2004. Excluding the impact of this acquisition, total revenues were up 8% on a sequential basis from the third quarter and 26% from the fourth quarter of the prior year.

Total revenues for fiscal 2004 of $185.6 million were up 11% from $166.5 million in the prior year. Revenues from the sale of optical subsystems of $160.0 million for fiscal 2004 were up 17% from $136.8 million in the prior year. Revenues from the sale of network test and monitoring systems of $25.6 million for fiscal 2004 were down 14% from $29.6 million in the prior year.

"Our LAN/SAN revenues were particularly strong this past quarter, up 15% sequentially excluding the additional revenues from the acquisition of Honeywell's VCSEL Business Unit. We were also pleased to see improved revenues from our Network Tools business in the past quarter thanks to an enthusiastic reception to our new XGig Analyzer for 4Gb/s Fibre Channel and our Netwisdom monitoring and analysis solution for storage area networks."

"While the higher gross margins from Network Tools were offset by higher sales of optical products for LAN/SAN applications, we believe we will see an improvement in gross margins in our upcoming first quarter," added Rawls. "This expected improvement is the result of supplying more of our own internal optical component needs as well as lower production costs resulting from a number of cost reduction efforts all of which should improve the underlying profitability of our optics product line."

OPERATING RESULTS

The Company reported a net loss of $24.5 million, or $0.11 per share, for the fourth quarter of fiscal 2004, compared to a net loss of $15.5 million, or $0.07 per share, in the third quarter and a net loss of $26.2 million, or $0.13 per share, in the fourth quarter of fiscal 2003. Included in the results for the fourth quarter was a charge of $6.2 million for acquired in-process research and development associated with the acquisition of the Honeywell VCSEL Business Unit. For the full fiscal year, the Company reported a net loss of $113.8 million, or $0.53 per share, compared to a net loss of $159.2 million, or $0.82 per share, in the prior year before the accumulative effect of an accounting change.

The Company reported gross profit of $9.4 million, or 16.5% of revenues, during the fourth quarter of fiscal 2004, compared to $9.0 million, or 19.4% of revenues, in the third quarter and $5.3 million, or 13.3% of revenues, in the fourth quarter of the prior year. For the total year, gross profit was $22.8 million, or 12.3% of revenues, compared to $14.0 million, or 8.4% of revenues, in the prior year.

Amortization of acquired developed technology, amortization of purchased intangibles, purchased research and development in-process, other acquisition costs and the cumulative effect of a change in accounting related to the adoption of SFAS 142 consist of merger-related costs associated with several acquisitions completed during fiscal 2001 through 2004.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the non-GAAP results to the GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

Operating results reported on a non-GAAP basis exclude a number of non-cash and cash charges related to deferred compensation, acquisitions, minority investments, inventory obsolescence, a discount associated with the Company's convertible debt offering in October 2001 and inducements associated with the conversion of a portion of the notes, the loss realized upon the closure of the Company's Demeter Technologies subsidiary and its German facility and the accelerated depreciation on certain assets abandoned in connection with those closures, along with other restructuring charges, and a non-cash charge representing research and development in-process related to the acquisition of Honeywell's VCSEL Business Unit.

The Company reported a non-GAAP gross margin of 21.9% in the fourth quarter of fiscal 2004, compared to 22.1% in the prior quarter and 27.1% in the fourth quarter of the prior year. Non-GAAP gross margin was negatively impacted by a shift in product mix toward a lower percentage of revenues from the sale of our network test and monitoring systems which have a higher gross margin than revenues from optical subsystems and a higher percentage of revenues from lower margin LAN/SAN products as compared to the prior periods.

The Company reported a non-GAAP pretax loss of $14.2 million in the fourth quarter compared to $13.0 million in the prior quarter and $12.4 million in the fourth quarter of the prior year. Because the Company does not intend to recognize any further tax benefits until it returns to profitability, the non-GAAP net loss for the fourth quarter totaled $14.2 million, or $0.06 per share, compared to $13.1 million, or $0.06 per share, in the third quarter and $12.5 million, or $0.06 per share, in the fourth quarter of fiscal 2003.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines, including the Honeywell VCSEL Business Unit acquired in March 2004 as well as our pending acquisition of the Fiber Optics Business Unit of Infineon A.G., that we expect to complete in the third calendar quarter of 2004. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.Finisar.com.

                                      Finisar Corporation
                             Consolidated Statement of Operations
                           (In thousands, except per share amounts)

                            Three Months Ended       Twelve Months Ended
                                 April 30                  April 30
                             2004        2003         2004         2003
                             ----        ----         ----         ----
Revenues
  Optical subsystems
   and components         $ 48,664     $ 33,427    $ 160,025    $ 136,846
  Network test and
   monitoring systems        8,331        6,358       25,593       29,636
                          --------     --------    ---------    ---------
   Total revenues           56,995       39,785      185,618      166,482

Cost of revenues            42,304       29,948      143,585      130,501
Amortization of acquired
 developed technology        5,271        4,549       19,239       21,983
                          --------     --------    ---------    ---------
Gross profit                 9,420        5,288       22,794       13,998
                              16.5%        13.3%        12.3%         8.4%
Operating expenses:
  Research and
   development              14,734       16,948       62,193       60,295
  Sales and marketing        6,301        4,540       20,063       20,232
  General and
   administrative            3,912        3,501       16,738       15,201
  Acquired in-process
   research and development  6,180            -        6,180            -
  Amortization of (benefit
   from) deferred stock
   compensation                133       (1,252)        (105)      (1,719)
  Amortization of
   purchased intangibles       143          143          572          758
  Impairment of goodwill
   and intangible assets         -            -            -       10,586
  Restructuring costs         (791)       5,148          382        9,378
  Other acquisition costs      (17)          (9)         222          198
                          --------     --------    ---------    ---------
    Total operating
     expenses               30,595       29,019      106,245      114,929

Loss from operations       (21,175)     (23,731)     (83,451)    (100,931)
Interest income
 (expense), net             (2,632)      (1,910)     (25,701)      (6,699)
Other income
 (expense), net               (640)        (449)      (4,347)     (51,314)
                          --------     --------    ---------    ---------
Loss before income taxes
 and cumulative effect
 of an accounting change   (24,447)     (26,090)    (113,499)    (158,944)
Provision for income taxes      45          107          334          229
                          --------     --------    ---------    ---------

Loss before cumulative
 effect of an accounting
 change                    (24,492)     (26,197)    (113,833)    (159,173)
Cumulative effect of an
 accounting change to
 adopt SFAS 142                  -            -            -     (460,580)
                          --------     --------    ---------    ---------
Net loss                  $(24,492)    $(26,197)   $(113,833)   $(619,753)
                          ========     ========    =========    =========

Loss per share before
 cumulative effect of
 an accounting change     $  (0.11)    $  (0.13)   $   (0.53)   $   (0.82)
                          ========     ========    =========    =========
Cumulative per share
 effect of an
 accounting change to
 adopt SFAS 142           $      -     $      -    $       -    $   (2.35)
                          ========     ========    =========    =========
Net loss per share -
 basic and diluted        $  (0.11)    $  (0.13)   $   (0.53)   $   (3.17)
                          ========     ========    =========    =========

Shares used in
 per-share calculation
 - basic and diluted       221,052      200,615      216,117      195,666

                           Finisar Corporation
                      Consolidated Balance Sheet
                             (In thousands)

                               April 30,      January 31,     April 30,
                                  2004            2004           2003
                                  ----            ----           ----
ASSETS
 Cash and cash
  equivalents                $   69,872      $  151,194     $   40,918
 Short-term
  investments                    73,526          75,458         78,520
 Restricted investments           6,329           9,009          6,737
 Accounts receivable,
  trade (net)                    28,481          29,431         23,390
 Accounts receivable,
  other                          11,314           6,719          5,362
 Inventories                     34,717          26,729         36,470
 Prepaid expenses                 4,736           2,652          2,341
 Deferred income taxes            2,045           2,559          3,324
                             ----------      ----------     ----------
   Total current assets         231,020         303,751        197,062
 Property, plant,
  equipment and
  improvements, net             107,736          95,255        112,125
 Restricted investments,

  long-term                       8,921          10,669          3,307
 Purchased intangibles,
  net                            47,961          38,513         52,910
 Goodwill, net                   60,620          19,985         19,838
 Minority investment             24,227          24,601         28,844
 Other assets                    14,220          14,119          9,520
                             ----------      ----------     ----------
 Total assets                $  494,705      $  506,893     $  423,606
                             ==========      ==========     ==========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
  Accounts payable           $   29,460      $   21,417     $   22,872
  Accrued compensation            4,376           3,498          4,449
  Other accrued liabilities      14,464          12,728          8,474
  Income tax payable                790             602            536
  Current portion of other
   long-term liabilities          2,000           2,000          1,384
  Non-cancelable purchase
   obligations                    7,038           7,591          9,380
                             ----------      ----------     ----------
   Total current
    liabilities                  58,128          47,836         47,095
  Deferred income taxes           2,045           2,559          3,324
  Convertible notes             229,493         228,399         94,023
  Other long-term
   liabilities                    2,194           2,206          4,184

  Common stock                      222             222            207
  Additional paid-in
   capital                    1,259,759       1,258,140      1,219,424
  Notes receivable from
   stockholders                    (481)           (574)        (1,077)
  Deferred stock
   compensation                    (162)           (296)        (1,045)
  Accumulated other
   comprehensive income             710           1,112            841
  Accumulated deficit        (1,057,203)     (1,032,711)      (943,370)
                             ----------      ----------     ----------
   Total stockholders'
    equity                      202,845         225,893        274,980
                             ----------      ----------     ----------
  Total liabilities
   and stockholders'
   equity                    $  494,705      $  506,893     $  423,606
                             ==========      ==========     ==========
The following non-GAAP financial results for the three and twelve month periods ended April 30, 2004 and 2003, have been adjusted to exclude non-cash and cash charges related to acquisitions and the writedown in goodwill as a result of adoption of FASB 142, deferred stock compensation, the amortization of acquired developed technology and other intangible assets associated with a number of acquisitions, the sale of assets of the Company's Sensors Unlimited subsidiary, inventory obsolescence, other non-recurring gains and losses, the impairment of certain assets and restructuring costs at the Company's Demeter Technologies subsidiary, the write-off of minority investments, amortization of the discount on the issuance of convertible debt and the non-cash charge associated with the conversion of a portion of convertible securities into equity. A reconciliation of these results to what is reported under GAAP is also included.

                                      Finisar Corporation
                          Non GAAP Consolidated Statement of Operations
                             (In thousands, except per share amounts)

                            Three Months Ended       Twelve Months Ended
                                 April 30                  April 30
                             2004        2003         2004         2003
                             ----        ----         ----         ----
Revenues
  Optical subsystems and
   components            $  48,664    $  33,427    $ 160,025    $ 136,846
  Network test and
   monitoring systems        8,331        6,358       25,593       29,636
                         ---------    ---------    ---------    ---------
   Total revenues           56,995       39,785      185,618      166,482

Cost of revenues            44,515       28,996      142,184      124,005
                         ---------    ---------    ---------    ---------

Gross profit                12,480       10,789       43,434       42,477
                              21.9%        27.1%        23.4%        25.5%
Operating expenses:
  Research and development  14,734       14,207       55,310       57,554
  Sales and marketing        6,301        4,540       20,063       20,232
  General and
   administrative            3,912        3,501       15,139       15,201
                         ---------    ---------    ---------    ---------
   Total operating
    expenses                24,947       22,248       90,512       92,987

Loss from operations       (12,467)     (11,459)     (47,078)     (50,510)
Interest income
 (expense), net             (1,535)        (649)      (4,665)      (1,916)
Other income
 (expense), net               (173)        (256)      (1,158)      (1,178)
                         ---------    ---------    ---------    ---------
Loss before income taxes   (14,175)     (12,364)     (52,901)     (53,604)
Provision for
 income taxes                   45          107          334          229
                         ---------    ---------    ---------    ---------

Net loss                 $ (14,220)   $ (12,471)   $ (53,235)   $ (53,833)
                         =========    =========    =========    =========

Net loss per share
 - basic and diluted     $   (0.06)   $   (0.06)   $   (0.25)   $   (0.28)
                         =========    =========    =========    =========

Shares used in
 per-share
 calculation
 - basic and diluted       221,052      200,615      216,117      195,666

The above pro forma
results exclude the
following items which
are included in the
company's operating
results when presented
in accordance with
generally accepted
accounting principles
(GAAP):

 Inventory write off net
  of sales of inventory
  previously written off $  (2,210)   $     952    $     214    $   6,496
 Acquired in-process R7D     6,180            -        6,180            -
 Charge for rework
   material                      -            -        2,906            -
 Final settlement of
  vendor materials
  liability                      -            -       (1,718)           -
 Amortization of acquired
  developed technology       5,271        4,549       19,239       21,983
 Amortization of
  deferred compensation        134       (1,252)        (104)      (1,719)
 Amortization of
  purchased intangibles        143          143          572          758
 Impairment of goodwill
  and intangible assets          -            -            -       10,586
 Costs for reduction
  in force                       -            -          281        4,230
 Other acquisition costs       (17)          (9)         222          198
 Non-employee option
  expense                        -            -          891            -
 Other than temporary
  decline in value of
  investment in Ciena
  stock                          -            -          250            -
 Minority investment
  write off                    374          193        2,932       12,764
 Amortization of discount
  on convertible notes       1,094        1,261       10,220        4,783
 Cost from sale of Sensors       -            -            -       36,839
 Closure of Demeter           (791)       7,889        5,817        8,422
 Closure of German facility      -            -        1,125            -
 Debt extinguishment costs       -            -          (86)           -
 Debt conversion costs           3            -       10,816            -
 Settlement of claim             -            -          750            -
 Asset disposal                 91            -           91            -
 Cumulative effect of an
  accounting change to
  adopt SFAS 142                 -            -            -      460,580
                         ---------    ---------    ---------    ---------
GAAP net loss            $ (24,492)   $ (26,197)   $(113,833)   $(619,753)
                         =========    =========    =========    =========

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Shelby Palmer
Investor Relations
408-542-5050
investor.relations@Finisar.com